As filed with the Securities and Exchange Commission on March 10, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bionano Genomics, Inc.
(Exact name of registrant as specified in its charter)
Delaware	26-1756290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Bionano Genomics, Inc. Amended and Restated 2018 Equity Incentive Plan
Bionano Genomics, Inc. 2018 Employee Stock Purchase Plan
(Full titles of the plans)

R. Erik Holmlin, Ph.D.
President and Chief Executive Officer
Bionano Genomics, Inc.
9540 Towne Centre Drive, Suite 100
San Diego, California 92121
(858) 888-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas A. Coll, Esq. James C. Pennington, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	R. Erik Holmlin, Ph.D. President and Chief Executive Officer Bionano Genomics, Inc. 9540 Towne Centre Drive, Suite 100 San Diego, California 92121 (858) 888-7600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2018 Equity Incentive Plan Common Stock, $0.0001 par value per share	1,713,723(3)	$0.75	$1,285,293	$167
2018 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	220,000(4)	$0.75	$165,000	$22
Total	1,933,723		$1,450,293	$189

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock (“Common Stock”) of Bionano Genomics, Inc. (the “Registrant”) that become issuable under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”) or the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 9, 2020, as reported on the Nasdaq Capital Market.

(3)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 Plan on January 1, 2020 pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, on January 1st of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 Plan will be automatically increased by the lesser of: (a) 5% of the total number of shares of capital stock of the Registrant outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as the Registrant’s board of directors (the “Board”) may designate prior to the applicable January 1st.

(4)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 ESPP on January 1, 2020 pursuant to an “evergreen” provision contained in the 2018 ESPP. Pursuant to such provision, on January 1st of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 ESPP will be automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 220,000 shares; or (c) such lesser number of shares of Common Stock as the Board may designate prior to the applicable January 1st.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2018 Plan and 2018 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 28, 2018 (File No. 333-227073) and March 28, 2019 (File No. 333-230589). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(1)	Amended and Restated Bylaws of the Registrant.
4.3(2)	Form of Common Stock Certificate of the Registrant.
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(3)	Bionano Genomics, Inc. 2018 Equity Incentive Plan.
99.2(2)	Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the 2018 Plan.
99.3(3)	Bionano Genomics, Inc. 2018 Employee Stock Purchase Plan.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 24, 2018.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-225970), as amended.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-227073).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 10, 2020.

BIONANO GENOMICS, INC.

By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Erik Holmlin, Ph.D. as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Erik Holmlin, Ph.D.	Chief Executive Officer and Director	March 10, 2020
R. Erik Holmlin, Ph.D.	(Principal Executive and Financial Officer)

/s/ Mark Adamchak	Controller	March 10, 2020
Mark Adamchak	(Principal Accounting Officer)

/s/ David L. Barker, Ph.D.	Director	March 10, 2020
David L. Barker, Ph.D.

/s/ Albert A. Luderer, Ph.D.	Director	March 10, 2020
Albert A. Luderer, Ph.D.

/s/ Junfeng Wang	Director	March 10, 2020
Junfeng Wang

/s/ Christopher Twomey	Director	March 10, 2020
Christopher Twomey

/s/ Kristiina Vuori, M.D., Ph.D.	Director	March 10, 2020
Kristiina Vuori, M.D., Ph.D.